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                                                           EXHIBIT 5


                SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                            919 THIRD AVENUE
                       NEW YORK, NEW YORK 10022
                          TEL: (212) 735-3000
                          FAX: (212) 735-2000


                                            March 2, 1998


Avis Rent A Car, Inc.
900 Old Country Road
Garden City, New York 11530


                        Re:   Avis Rent A Car, Inc.
                              Registration Statement on Form S-1
                              ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Avis Rent A Car, Inc., a Delaware corporation (the "Company"), and to Cendant Corporation, a Delaware corporation ("Cendant"), in connection with the public offering by the Company of up to 5,000,000 shares and with the sale by Cendant of up to 750,000
Shares pursuant to an overallotment option granted by Cendant to the Underwriters identified below (collectively, the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-46737) as filed with the Securities and Exchange Commission (the "Commission") on February 23, 1998;
(ii) Amendment No. 1 to the Registration Statement to be filed with the Commission on the date hereof

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Avis Rent A Car, Inc.
March 2, 1998
Page 2



(such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, Cendant, as the selling stockholder, and Bear, Stearns & Co. Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC, as representatives of the several underwriters named therein (the "Underwriters"); (iv) a specimen certificate representing the Common Stock; (v) the Amended and Restated Certificate of Incorporation of the Company; (vi) the Amended and Restated By-Laws of the Company; and (vii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and re-

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Avis Rent A Car, Inc.
March 2, 1998
Page 3

cords as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and Cendant, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Cendant and others.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Underwriting Agreement and the transactions contemplated thereby have been duly authorized and the Underwriting Agreement has been duly executed and delivered; and (iv) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share

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Avis Rent A Car, Inc.
March 2, 1998
Page 4

par value of the Common Stock as contemplated by the Undewriting Agreement, the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                       Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP